Exhibit 24(a)

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-34969) of BCAM International, Inc. and in the related Prospectus of our report dated April 20, 1998, with respect to the consolidated financial statements of BCAM International, Inc. included in the Annual
Report (Form 1O-KSB) for the year ended December 31, 1997.


                                                 /s/ Ernst & Young LLP

Melville, New York
April 20, 1998